Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Radcom Ltd. for the registration of an additional 250,000 of its ordinary shares under its 2013 Share Option Plan, of our report dated March 26, 2014, with respect to the consolidated financial statements of Radcom Ltd., included in its Annual Report (Form 20-F) for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 26, 2014.

Tel-Aviv, Israel April 24, 2014	/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global